SLM Private Credit Student Loan Trust 2003-A Quarterly Servicing Report
Report Date: 5/31/2005 Reporting Period: 3/1/05-05/31/05

I.     Deal Parameters

	Student Loan Portfolio Characteristics		2/28/2005	Activity	5/31/2005

A	i	Portfolio Balance	$884,601,548.03	$(18,394,107.54)	$866,207,440.49
	ii	Interest to be Capitalized	27,489,596.19		28,904,312.07

	iii	Total Pool	$912,091,144.22		$895,111,752.56

	iv	Cash Capitalization Account (CI)	58,502,550.00		58,502,550.00

	v	Asset Balance	$970,593,694.22		$953,614,302.56

	i	Weighted Average Coupon (WAC)	5.998%		6.331%
	ii	Weighted Average Remaining Term	166.43		165.06
	iii	Number of Loans	110,279		108,083
	iv	Number of Borrowers	70,251		68,911

	vi	Prime Loans Outstanding	$689,061,167		$685,383,467
	vii	T-bill Loans Outstanding	$218,985,050		$209,188,665
	viii	Fixed Loans Outstanding	$4,044,928		$3,327,652

						% of		% of
	Notes		Cusips	Spread	Balance 03/15/05	O/S Securities**	Balance 06/15/05	O/S Securities**
B	i	A-1 Notes	78443CAE4	0.110%	$393,684,039.64	41.470%	$376,704,647.98	40.404%
	ii	A-2 Notes	78443CAF1	0.440%	320,000,000.00	33.708%	320,000,000.00	34.322%
	iii	A-3 ARS	78443CAJ3	ARS	76,600,000.00	8.069%	76,600,000.00	8.216%
	iv	A-4 ARS	78443CAK0	ARS	76,600,000.00	8.069%	76,600,000.00	8.216%
	v	B Notes	78443CAG9	0.750%	34,570,000.00	3.642%	34,570,000.00	3.708%
	vi	C Notes	78443CAH7	1.600%	47,866,000.00	5.042%	47,866,000.00	5.134%

	vii	Total Notes			$949,320,039.64	100.000%	$932,340,647.98	100.000%

			3/15/2005	6/15/2005
C	i	Specified Reserve Account Balance ($)	$2,512,950.00	$2,512,950.00
	ii	Reserve Account Balance ($)	$2,512,950.00	$2,512,950.00
	iii	Cash Capitalization Acct Balance ($)	$58,502,550.00	$58,502,550.00

	iv	Initial Asset Balance	$1,063,682,728.92	$1,063,682,728.92
	v	Specified Overcollateralization Amount	$21,273,654.58	$21,273,654.58
	vi	Actual Overcollateralization Amount	$21,273,654.58	$21,273,654.58

	vii	Has the Stepdown Date Occurred?*	No	No

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero, or March 17, 2008. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.

**	Percentages may not total 100% due to rounding

II. 2003-A Transactions from: 3/1/2005 through: 5/31/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$19,508,066.33
	ii	Purchases by Servicer (Delinquencies >180)	2,406,879.59
	iii	Other Servicer Reimbursements	16.57
	iv	Other Principal Reimbursements	16,983.01

	v	Total Principal Collections	$21,931,945.50

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(3,495,328.81)
	iii	Capitalized Insurance Fee	(44,259.35)
	iv	Other Adjustments	1,750.20

	v	Total Non-Cash Principal Activity	$(3,537,837.96)

C	Total Student Loan Principal Activity		$18,394,107.54

D	Student Loan Interest Activity
	i	Interest Payments Received	$8,306,909.81
	ii	Purchases by Servicer (Delinquencies >180)	106,760.50
	iii	Other Servicer Reimbursements	0.15
	iv	Other Interest Reimbursements	329.66
	v	Late Fees	133,224.11
	vi	Collection Fees	0.00

	vii	Total Interest Collections	$8,547,224.23

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	3,495,328.81
	iii	Other Interest Adjustments	152.54

	iv	Total Non-Cash Interest Adjustments	$3,495,481.35

F	Total Student Loan Interest Activity		$12,042,705.58

III. 2003-A Collection Account Activity 3/1/2005 through: 5/31/2005

A	Principal Collections
	i	Principal Payments Received	$19,166,594.10
	ii	Consolidation Principal Payments	341,472.23
	iii	Purchases by Servicer (Delinquencies >180)	2,406,879.59
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	16.57
	vi	Other Re-purchased Principal	16,983.01

B	vii	Total Principal Collections	$21,931,945.50

	Interest Collections
	i	Interest Payments Received	$8,299,150.18
	ii	Consolidation Interest Payments	7,759.63
	iii	Purchases by Servicer (Delinquencies >180)	106,760.50
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	0.15
	vi	Other Re-purchased Interest	329.66
	viii	Collection Fees/Return Items	0.00
	ix	Late Fees	133,224.11

	x	Total Interest Collections	$8,547,224.23

C	Recoveries on Realized Losses		$0.00

D	Funds Borrowed from Next Collection Period		$0.00

E	Funds Repaid from Prior Collection Periods		$0.00

F	Investment Income		$542,961.02

G	Borrower Incentive Reimbursements		$145,174.81

H	Interest Rate Cap Proceeds		$0.00

I	Gross Swap Receipt		$5,300,411.62

J	Other Deposits		$1,220,852.07

	TOTAL FUNDS RECEIVED		$37,688,569.25
	LESS FUNDS PREVIOUSLY REMITTED:
	i	Funds Allocated to the Future Distribution Account	$(8,694,735.50)
	ii	Funds Released from the Future Distribution Account	$6,337,593.01

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT		$35,331,426.76

J	Amount released from Cash Capitalizaton Account		$—

K	AVAILABLE FUNDS		$35,331,426.76

L	Servicing Fees Due for Current Period		$509,181.99

M	Carryover Servicing Fees Due		$0.00

N	Administration Fees Due		$20,000.00

O	Total Fees Due for Period		$529,181.99

IV. 2003-A Future Distribution Account Activity

A	Account Reconciliation

	i	Beginning Balance	3/15/2005	$2,649,635.74
	ii	Total Allocations for Distribution Period		$6,045,099.76
	iii	Total Payments for Distribution Period		$(2,357,142.49)
	iv	Funds Released to the Collection Account *		$(6,337,593.01)

	v	Total Balance Prior to Current Month Allocations *		$0.00

	vi	Ending Balance	6/15/2005	$3,014,790.97

B	Monthly Allocations to the Future Distribution Account

	Monthly Allocation Date		3/15/2005
	i	Primary Servicing Fees		$518,502.14
	ii	Admin fees		6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		27,505.78
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		2,096,961.16
	v	Interest Accrued on the Class B & C Notes		0.00

	vi	Balance as of	3/15/2005	$2,649,635.74

	Monthly Allocation Date		4/15/2005
	i	Primary Servicing Fees		$516,017.57
	ii	Admin fees		6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		27,505.78
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		2,486,305.51
	v	Interest Accrued on the Class B & C Notes		0.00

	vi	Total Allocations		$3,036,495.52

	Monthly Allocation Date		5/15/2005
	i	Primary Servicing Fees		$512,570.26
	ii	Admin fees		6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		26,618.50
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		2,462,748.82
	v	Interest Accrued on the Class B & C Notes		0.00

	vi	Total Allocations		$3,008,604.24

C	Total Future Distribution Account Deposits Previously Allocated			$8,694,735.50

D	Current Month Allocations		6/15/2005
	i	Primary Servicing		$509,181.99
	ii	Admin fees		6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		26,618.50
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		2,472,323.82
	v	Interest Accrued on the Class B & C Notes		0.00

	vi	Allocations on the Distribution Date		$3,014,790.97
* Revised 6/17/05

V. 2003-A Auction Rate Security Detail

A	Auction Rate Securities - Payments During Distribution Period

	i	Payment Date	Security Description	Interest Rate	No. of Days	Start Date	End Date	Interest Payment	Broker/Dealer Fees	Auction Agent Fees
		03/17/2005	SLMPC TRUST 2003A A3	2.610000%	28	02/17/2005	03/17/2005	$155,498.00	$11,915.56	$506.41
		03/30/2005	SLMPC TRUST 2003A A4	2.720000%	28	03/02/2005	03/30/2005	$162,051.56	$11,915.56	$506.41
		04/14/2005	SLMPC TRUST 2003A A3	3.000000%	28	03/17/2005	04/14/2005	$178,733.33	$11,915.56	$506.41
		04/27/2005	SLMPC TRUST 2003A A4	3.200000%	28	03/30/2005	04/27/2005	$190,648.89	$11,915.56	$506.41
		05/12/2005	SLMPC TRUST 2003A A3	3.050000%	28	04/14/2005	05/12/2005	$181,712.22	$11,915.56	$506.41
		05/25/2005	SLMPC TRUST 2003A A4	3.100000%	28	04/27/2005	05/25/2005	$184,691.11	$11,915.56	$506.41
		06/09/2005	SLMPC TRUST 2003A A3	3.160000%	28	05/12/2005	06/09/2005	$188,265.78	$11,915.56	$506.41

	ii	Auction Rate Note Interest Paid During Distribution Period			3/15/05-06/15/05			$1,241,600.89
	iii	Broker/Dealer Fees Paid During Distribution Period			3/15/05-06/15/05			$83,408.89
	iv	Auction Agent Fees Paid During Distribution Period			3/15/05-06/15/05			$3,544.88
	v	Primary Servicing Fees Remitted						$1,028,587.83

	vi	Total						$2,357,142.49
		- Less: Auction Rate Security Interest Payments due on the Distribution Date						$0.00
		- Less: Auction Rate Security Auction Agent Fees due on the Distribution Date						$0.00
		- Less: Auction Rate Security Broker Dealer Fees due on the Distribution Date						$0.00

B	Total Payments Out of Future Distribution Account During Distribution Period							$2,357,142.49

C	Funds Released to Collection Account							$6,337,593.01

D	Auction Rate Student Loan Rates			Mar-04	Apr-05	May-05
				5.01907%	5.01807%	5.34707%

VI. 2003-A Loss and Recovery Detail

A	i	Cumulative Realized Losses Test	% of Original Pool	2/28/2005	5/31/2005

		June 16, 2003 to March 17, 2008	15%	$150,777,026.84	$150,777,026.84
		June 16, 2008 to March 15, 2011	18%
		June ,15, 2011 and thereafter	20%

	ii	Cumulative Realized Losses (Net of Recoveries)		$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?	Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period		$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period		$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period		$0.00	$0.00

	v	Total Recoveries for Period		$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer		$8,032,209.91	$10,439,089.50
	iii	Cumulative Interest Purchases by Servicer		309,125.68	415,886.18
	iv	Total Gross Defaults:		$8,341,335.59	$10,854,975.68

VII. 2003-A Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005
INTERIM:
In School	5.915%	6.207%	15,381	10,660	13.947%	9.863%	$121,878,806.14	$83,367,074.59	13.778%	9.624%

Grace	6.062%	6.160%	4,109	8,204	3.726%	7.590%	$33,678,971.64	$67,643,361.83	3.807%	7.809%

Deferment	6.224%	6.510%	7,395	6,664	6.706%	6.166%	$62,730,116.56	$56,931,250.06	7.091%	6.572%

TOTAL INTERIM	6.026%	6.275%	26,885	25,528	24.379%	23.619%	$218,287,894.34	$207,941,686.48	24.676%	24.006%
REPAYMENT
Active
Current	5.898%	6.277%	73,829	74,594	66.947%	69.015%	$570,569,424.75	$578,111,463.60	64.500%	66.741%
31-60 Days Delinquent	6.699%	6.959%	1,850	1,230	1.678%	1.138%	$16,167,040.25	$10,049,247.41	1.828%	1.160%
61-90 Days Delinquent	6.794%	7.009%	1,048	579	0.950%	0.536%	$8,484,976.18	$4,652,209.16	0.959%	0.537%
91-120 Days Delinquent	7.236%	7.433%	442	543	0.401%	0.502%	$3,623,886.18	$4,770,063.33	0.410%	0.551%
121-150 Days Delinquent	7.466%	7.414%	318	399	0.288%	0.369%	$2,547,321.92	$3,685,893.02	0.288%	0.426%
151-180 Days Delinquent	7.169%	7.549%	63	134	0.057%	0.124%	$730,765.30	$1,159,964.30	0.083%	0.134%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Forbearance	6.369%	6.741%	5,844	5,076	5.299%	4.696%	$64,190,239.11	$55,836,913.19	7.256%	6.446%

TOTAL REPAYMENT	5.989%	6.349%	83,394	82,555	75.621%	76.381%	$666,313,653.69	$658,265,754.01	75.324%	75.994%

GRAND TOTAL	5.998%	6.331%	110,279	108,083	100.000%	100.000%	$884,601,548.03	$866,207,440.49	100.000%	100.000%

* Percentages may not total 100% due to rounding

VIII. 2003-A Portfolio Characteristics by Loan Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- Signature Loans	6.364%	74,815	$641,031,817.56	74.004%
- Law Loans	6.293%	25,929	156,154,725.04	18.027%
- Med Loans	6.017%	4,291	31,903,274.92	3.683%
- MBA Loans	6.069%	3,047	37,117,622.97	4.285%

- Total	6.331%	108,082	$866,207,440.49	100.000%

*Percentages may not total 100% due to rounding

IX. 2003-A  Interest Rate Swap and Cap Calculations

A	Swap Payments

					Counterparty A	Counterparty B

	i	Notional Swap Amount - Aggregate Prime Loans Outstanding			$344,530,583.46	$344,530,583.46
	Counterparty Pays:
	ii	3 Month Libor			3.01000%	3.01000%
	iii	Gross Swap Receipt Due Trust			$2,650,205.81	$2,650,205.81
	iv	Days in Period	3/15/2005	6/15/2005	92	92

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less 2.6100%			2.89000%	2.89000%
	vi	Gross Swap Payment Due Counterparty			$2,509,692.92	$2,509,692.92
	vii	Days in Period	3/15/2005	6/15/2005	92	92

B	Cap Payments

					Cap Calculation

	i	Notional Swap Amount			$620,000,000.00
	ii	Maturity Date	3/15/2006
	Counterparty Pays:
	iii	3 Month Libor (interpolated for first accrual period)			3.01000%
	iv	Cap Rate			7.00000%

	v	Excess (if any) of Libor over Cap Rate (ii-iii)			0.00000%
	vi	Days in Period	3/15/2005	6/15/2005	92
	vii	Cap Payment due Trust			$0.00

X. 2003-A Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate

A	Class A-1 Interest Rate	0.007973333	(03/15/05 - 06/15/05)	3.12000%

B	Class A-2 Interest Rate	0.008816667	(03/15/05 - 06/15/05)	3.45000%

C	Class B Interest Rate	0.009608889	(03/15/05 - 06/15/05)	3.76000%

D	Class C Interest Rate	0.011781111	(03/15/05 - 06/15/05)	4.61000%

XI. 2003-A Input from Prior Period 2/28/05

A	Total Student Loan Pool Outstanding
	i Portfolio Balance		$884,601,548.03
	ii Interest To Be Capitalized		27,489,596.19

	iii Total Pool		$912,091,144.22
	iv Cash Capitalization Account (CI)		58,502,550.00

	v Asset Balance		$970,593,694.22

B	Total Note and Certificate Factor		0.8992268
C	Total Note Balance		$949,320,039.64

D	Note Balance 3/15/2005	Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C

	i Current Factor	0.7872563	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000
	ii Expected Note Balance	$393,684,039.64	$320,000,000.00	$76,600,000.00	$76,600,000.00	$34,570,000.00	$47,866,000.00

	iii Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
F	Unpaid Administration fees from Prior Quarter(s)		$0.00
G	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00

XII. 2003-A Note Parity Triggers

		Class A	Class B	Class C
Notes Outstanding	3/15/05	$866,884,040	$901,454,040	$949,320,040
Asset Balance	2/28/05	$970,593,694	$970,593,694	$970,593,694

Pool Balance	5/31/05	$895,111,753	$895,111,753	$895,111,753
Amounts on Deposit*	6/15/05	$82,325,102	81,992,922	81,429,008
Total		$977,436,853	$977,104,675	$976,540,760

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$103,709,654.58
Specified Class A Enhancement		$143,042,145.38	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$69,139,654.58
Specified Class B Enhancement		$96,553,448.13	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$21,273,654.58
Specified Class C Enhancement		$28,608,429.08	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

* Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through F for the Class A; Items B through H for the Class B; and Items B through J for the Class C

XIII. 2003-A Cash Capitalization Account

Cash Capitalization Account Balance as of Collection End Date	5/31/2005	$58,502,550.00
Less: Excess of Trust fees & Note interest due over Available Funds	6/15/2005	$0.00

Cash Capitalization Account Balance (CI)*		$58,502,550.00

*as defined under “Asset Balance” on page S-76 of the prospectus supplement

XIV. 2003-A Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	3/15/2005	$866,884,039.64
	iii	Asset Balance	5/31/2005	$953,614,302.56

	iv	First Priority Principal Distribution Amount	6/15/2005	$0.00
				—

	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	3/15/2005	$901,454,039.64
	vii	Asset Balance	5/31/2005	$953,614,302.56
	viii	First Priority Principal Distribution Amount	6/15/2005	$0.00

	ix	Second Priority Principal Distribution Amount	6/15/2005	$0.00
				—

	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	3/15/2005	$949,320,039.64
	xii	Asset Balance	5/31/2005	$953,614,302.56
	xiii	First Priority Principal Distribution Amount	6/15/2005	$0.00
	xiv	Second Priority Principal Distribution Amount	6/15/2005	$0.00

	xv	Third Priority Principal Distribution Amount	6/15/2005	$0.00
				—

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	3/15/2005	$949,320,039.64
	ii	Asset Balance	5/31/2005	$953,614,302.56
	iii	Specified Overcollateralization Amount	6/15/2005	$21,273,654.58
	iv	First Priority Principal Distribution Amount	6/15/2005	$0.00
	v	Second Priority Principal Distribution Amount	6/15/2005	$0.00
	vi	Third Priority Principal Distribution Amount	6/15/2005	$0.00
	vii	Regular Principal Distribution Amount		$16,979,391.66

C	Class A Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	5/31/2005	$953,614,302.56
	iii	85% of Asset Balance	5/31/2005	$810,572,157.18
	iv	Specified Overcollateralization Amount	6/15/2005	$21,273,654.58
	v	Lesser of (iii) and (ii – iv)		$810,572,157.18
	vi	Class A Noteholders’ Principal Distribution Amt – Before the Stepdown Date		$16,979,391.66
	vii	Class A Noteholders’ Principal Distribution Amt – After the Stepdown Date		$0.00

D	Class B Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	5/31/2005	$953,614,302.56
	iii	89.875% of Asset Balance	5/31/2005	$857,060,854.43
	iv	Specified Overcollateralization Amount	6/15/2005	$21,273,654.58
	v	Lesser of (iii) and (ii – iv)		$857,060,854.43
	vi	Class B Noteholders’ Principal Distribution Amt – Before the Stepdown Date		$0.00
	vii	Class B Noteholders’ Principal Distribution Amt – After the Stepdown Date		$0.00

E	Class C Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	5/31/2005	$953,614,302.56
	iii	97% of Asset Balance	5/31/2005	$925,005,873.48
	iv	Specified Overcollateralization Amount	6/15/2005	$21,273,654.58
	v	Lesser of (iii) and (ii – iv)		$925,005,873.48
	vi	Class C Noteholders’ Principal Distribution Amt – Before the Stepdown Date		$0.00
	vii	Class C Noteholders’ Principal Distribution Amt – After the Stepdown Date		$0.00

XV. 2003-A Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-K)		$35,331,426.76	$35,331,426.76

B	Primary Servicing Fees-Current Month plus any Unpaid		$509,181.99	$34,822,244.77

C	Quarterly Administration Fee plus any Unpaid		$20,000.00	$34,802,244.77

D	Auction Fees Due 6/15/2005		$0.00	$34,802,244.77
	Broker/Dealer Fees Due 6/15/2005		$0.00	$34,802,244.77

E	Gross Swap Payment due Counterparty A		$2,509,692.92	$32,292,551.85
	Gross Swap Payment due Counterparty B		$2,509,692.92	$29,782,858.93

F	i	Class A-1 Noteholders' Interest Distribution Amount due 6/15/2005	$3,138,974.08	$26,643,884.85
	ii	Class A-2 Noteholders' Interest Distribution Amount due 6/15/2005	$2,821,333.33	$23,822,551.52
	iii	Class A-3 Noteholders' Interest Distribution Amount due 6/15/2005	$0.00	$23,822,551.52
	iv	Class A-4 Noteholders' Interest Distribution Amount due 6/15/2005	$0.00	$23,822,551.52
	v	Swap Termination Fees due 6/15/2005	$0.00	$23,822,551.52

G	First Priority Principal Distribution Amount - Principal Distribution Account		$0.00	$23,822,551.52

H	Class B Noteholders’ Interest Distribuition Amount due 6/15/2005		$332,179.29	$23,490,372.23

I	Second Priority Principal Distribution Amount - Principal Distribution Account		$0.00	$23,490,372.23

J	Class C Noteholders’ Interest Distribuition Amount		$563,914.66	$22,926,457.57

K	Third Priority Principal Distribution Amount - Principal Distribution Account		$0.00	$22,926,457.57

L	Increase to the Specified Reserve Account Balance		$0.00	$22,926,457.57

M	Regular Principal Distribution Amount - Principal Distribution Account		$16,979,391.66	$5,947,065.91

N	Carryover Servicing Fees		$0.00	$5,947,065.91

O	Auction Rate Noteholder’s Interest Carryover
	i	Class A-3	$0.00	$5,947,065.91
	ii	Class A-4	$0.00	$5,947,065.91

P	Swap Termination Payments		$0.00	$5,947,065.91

Q	Additional Principal Distribution Amount - Principal Distribution Account		$0.00	$5,947,065.91

R	Remaining Funds to the Certificateholders		$5,947,065.91	$0.00

XVI. 2003-A Principal Distribution Account Allocations

				Remaining
				Funds Balance
A	Total from Collection Account		$16,979,391.66	$16,979,391.66

B	i	Class A-1 Principal Distribution Amount Paid	$16,979,391.66	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid (or allocated)	$0.00
	iv	Class A-4 Principal Distribution Amount Paid (or allocated)	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Distribution Paid		$0.00	$0.00

F	Remaining Class B Distribution Paid		$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00
	iii	Remaining Class A-3 Distribution Paid (or allocated)	$0.00	$0.00
	iv	Remaining Class A-4 Distribution Paid (or allocated)	$0.00	$0.00

XVII. 2003-A Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C
	i	Quarterly Interest Due		$3,138,974.08	$2,821,333.33	$0.00	$0.00	$332,179.29	$563,914.66
	ii	Quarterly Interest Paid		3,138,974.08	2,821,333.33	0.00	0.00	332,179.29	563,914.66

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount		$16,979,391.66	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid (or allocated)		16,979,391.66	0.00	0.00	0.00	0.00	0.00

	ix	Difference		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$20,118,365.74	$2,821,333.33	$0.00	$0.00	$332,179.29	$563,914.66

B	Note Balances			3/15/2005	Paydown Factors	6/15/2005
	i	A-1 Note Balance	78443CAE4	$393,684,039.64		$376,704,647.98
		A-1 Note Pool Factor		0.7872563	0.0339540	0.7533023

	ii	A-2 Note Balance	78443CAF1	$320,000,000.00		$320,000,000.00
		A-2 Note Pool Factor		1.0000000	0.0000000	1.0000000
							Next ARS Pay Date	Balances
	iii	A-3 Note Balance	78443CAJ3	$76,600,000.00		$76,600,000.00	07/07/05	$76,600,000.00
		A-3 Note Pool Factor		1.0000000	0.0000000	1.0000000		1.0000000

	iv	A-4 Note Balance	78443CAK0	$76,600,000.00		$76,600,000.00	06/22/05	$76,600,000.00
		A-4 Note Pool Factor		1.0000000	0.0000000	1.0000000		1.0000000

	v	B Note Balance	78443CAG9	$34,570,000.00		$34,570,000.00
		B Note Pool Factor		1.0000000	0.0000000	1.0000000

	vi	C Note Balance	78443CAH7	$47,866,000.00		$47,866,000.00
		C Note Pool Factor		1.0000000	0.0000000	1.0000000

XVIII. 2003-A Historical Pool Information

			3/1/05-05/31/05	12/1/04-02/28/05	9/1/04-11/30/04	6/1/04-8/31/04	3/1/04-5/31/04	12/1/03-2/29/04	09/01/03-11/30/03	06/01/03-08/31/03	01/27/03-05/31/03

Beginning Student Loan Portfolio Balance			$884,601,548.03	$899,254,325.28	$904,088,498.48	$915,463,207.98	$929,674,448.24	$939,963,063.42	$941,931,312.31	$950,860,882.57	$965,794,008.71

	Student Loan Principal Activity
	i	Principal Payments Received	$19,508,066.33	$19,420,042.36	$17,068,067.75	$17,543,474.92	$16,672,468.03	$16,674,807.08	$15,842,825.30	$14,621,918.82	$19,739,960.28
	ii	Purchases by Servicer (Delinquencies >180)	2,406,879.59	2,086,297.17	2,274,468.81	1,539,447.39	788,272.01	737,588.04	173,809.48	353,324.27	79,002.74
	iii	Other Servicer Reimbursements	16.57	—	—	1,435.46	29,348.00	44.51	724.31	885.93	41.49
	iv	Seller Reimbursements	16,983.01	74,277.47	16,070.00	24,274.87	121,227.33	19,179.46	25,606.76	49,467.03	134,675.22

	v	Total Principal Collections	$21,931,945.50	$21,580,617.00	$19,358,606.56	$19,108,632.64	$17,611,315.37	$17,431,619.09	$16,042,965.85	$15,025,596.05	$19,953,679.73
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—	$—	$—	$—	$—
	ii	Capitalized Interest	(3,495,328.81)	(6,465,234.14)	(13,535,427.26)	(7,272,975.84)	(3,281,180.36)	(6,549,770.46)	(12,602,082.87)	(5,599,582.19)	(4,391,385.55)
	iii	Capitalized Insurance Fee	($44,259.35)	($463,420.98)	($971,049.07)	($433,015.33)	($121,505.97)	($571,102.55)	($1,467,684.39)	($554,812.95)	($458,815.65)
	iv	Other Adjustments	1,750.20	815.37	(17,957.03)	(27,931.97)	2,611.22	(22,130.90)	(4,949.70)	58,369.35	(170,352.39)

	v	Total Non-Cash Principal Activity	$(3,537,837.96)	$(6,927,839.75)	$(14,524,433.36)	$(7,733,923.14)	$(3,400,075.11)	$(7,143,003.91)	$(14,074,716.96)	$(6,096,025.79)	$(5,020,553.59)

(-)	Total Student Loan Principal Activity		$18,394,107.54	$14,652,777.25	$4,834,173.20	$11,374,709.50	$14,211,240.26	$10,288,615.18	$1,968,248.89	$8,929,570.26	$14,933,126.14

	Student Loan Interest Activity
	i	Interest Payments Received	$8,306,909.81	$7,350,831.66	$6,131,926.27	$5,977,573.14	$5,659,640.74	$5,709,448.24	$5,331,516.12	$5,278,543.75	$7,321,995.25
	ii	Repurchases by Servicer (Delinquencies >180)	106,760.50	86,371.07	102,546.85	53,213.19	22,760.31	23,997.03	4,181.44	10,839.32	5,216.47
	iii	Other Servicer Reimbursements	0.15	22.89	—	0.01	2,360.70	1.58	(26.40)	(51.74)	0.07
	iv	Seller Reimbursements	329.66	1,279.59	3,011.33	1,714.22	4,145.35	460.67	367.14	468.06	8,882.55
	v	Late Fees	133,224.11	112,206.09	85,547.56	76,828.01	65,382.33	66,703.72	48,241.84	45,213.15	69,417.72
	vi	Collection Fees	—	—	—	—	—	—	—	—	—

	viii	Total Interest Collections	8,547,224.23	7,550,711.30	6,323,032.01	6,109,328.57	5,754,289.43	5,800,611.24	5,384,280.14	5,335,012.54	7,405,512.06

	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—	$—	$—	$—	$—
	ii	Capitalized Interest	3,495,328.81	6,465,234.14	13,535,427.26	7,272,975.84	3,281,180.36	6,549,770.46	12,602,082.87	5,599,582.19	4,391,385.55
	iii	Other Interest Adjustments	152.54	2,547.26	12,577.11	3,761.68	15,890.58	26,748.44	12,334.20	57,820.00	(11,117.42)

	iv	Total Non-Cash Interest Adjustments	$3,495,481.35	$6,467,781.40	$13,548,004.37	$7,276,737.52	$3,297,070.94	$6,576,518.90	$12,614,417.07	$5,657,402.19	$4,380,268.13

	v	Total Student Loan Interest Activity	$12,042,705.58	$14,018,492.70	$19,871,036.38	$13,386,066.09	$9,051,360.37	$12,377,130.14	$17,998,697.21	$10,992,414.73	$11,785,780.19

(=)	Ending Student Loan Portfolio Balance		$866,207,440.49	$884,601,548.03	$899,254,325.28	$904,088,498.48	$915,463,207.98	$929,674,448.24	$939,963,063.42	$941,931,312.31	$950,860,882.57
(+)	Interest to be Capitalized		$28,904,312.07	$27,489,596.19	$29,170,521.14	$37,997,502.05	$40,397,122.73	$38,468,568.88	$39,829,607.08	$46,612,526.83	$45,954,342.67

(=)	TOTAL POOL		$895,111,752.56	$912,091,144.22	$928,424,846.42	$942,086,000.53	$955,860,330.71	$968,143,017.12	$979,792,670.50	$988,543,839.14	$996,815,225.24

(+)	Cash Capitalization Account Balance (CI)		$58,502,550.00	$58,502,550.00	$58,502,550.00	$58,502,550.00	$58,502,550.00	$58,502,550.00	$58,502,550.00	$58,502,550.00	$58,502,550.00

(=)	Asset Balance		$953,614,302.56	$970,593,694.22	$986,927,396.42	$1,000,588,550.53	$1,014,362,880.71	$1,026,645,567.12	$1,038,295,220.50	$1,047,046,389.14	$1,055,317,775.24

XIX. 2003-A Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Jun-03	$996,815,225	2.20%
Sep-03	$988,543,821	2.41%
Dec-03	$979,792,671	2.63%
Mar-04	$968,143,017	2.63%
Jun-04	$955,860,331	2.62%
Sep-04	$942,086,001	2.68%
Dec-04	$928,424,846	2.74%
Mar-05	$912,091,144	2.72%
Jun-05	$895,111,752.56	2.73%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.